EXHIBIT 10.36

                                    CHANGE OF CONTROL
                                    SEVERANCE AGREEMENT

         THIS CHANGE OF CONTROL SEVERANCE AGREEMENT, dated as of the 15th day of November 1997, is made between TELEMUNDO GROUP, INC., a Delaware corporation (the "Company"), and __________________________ (the "Executive"). All
capitalized terms used herein shall have the meaning ascribed thereto in Section 2 of this Agreement.

         WHEREAS, the Company is engaged in discussions with third parties regarding potential transactions which could include a Change of Control (as defined below) of the Company, and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company and its subsidiaries will have the continued dedication of the Executive, free of distraction and concern regarding the Executive's personal employment situation, in the event of an actual or threatened Change of Control of the Company;

         NOW, THEREFORE, the Company herein offers to Executive, and Executive hereby accepts, subject to the conditions herein contained, certain additional benefits and privileges governing Executive's rights in the event of a termination of employment in certain situations.

1.       TERM OF AGREEMENT.

         This Agreement shall become effective as of the date hereof and shall terminate after a Change of Control upon the occurrence of the earliest of the events specified below (the "Term"):

         (a) the last day of the Severance Period;

         (b) the termination of the Executive's employment by the Company or its subsidiaries for Cause;

         (c) the death or disability of the Executive; or

         (d) six (6) months after the Effective Date if Executive's employment has not been terminated.

         Provided, however, if a Change of Control has not occurred by November 14, 1998, and on or before each annual anniversary thereafter (the "Renewal

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Date"), then the Term shall be automatically extended for an additional year, unless at least sixty (60) days prior to the Renewal Date the Company shall give written notice to the Executive that the Term shall not be so extended.

2.       CERTAIN DEFINITIONS.

         (a) "Cause" means (i) the willful and continued failure by Executive to perform substantially all of his or her duties to the Company or the failure by the Executive to comply with the reasonable written policies, procedures and directives of the Board of Directors (other than any such failure resulting from his or her death or disability), in each case after being given written notice by the Board of Directors of a failure to perform or comply (which notice specifically identifies the manner in which the Executive has failed to perform or comply) and a reasonable opportunity to cure such noncompliance or nonperformance; (ii) the willful misconduct by the Executive in the performance of his or her duties to the Company, provided that (for purposes of this clause
(ii) only and not for any other purpose or interpretation of this Agreement) an act shall be considered "willful" only if done in bad faith and not in the best interests of the Company; (iii) the grossly negligent performance by Executive of his or her duties to the Company; or (iv) the conviction of Executive by a court of competent jurisdiction of the commission of (x) a felony or (y) a crime involving moral turpitude.

         (b) "Change of Control" is defined in Appendix A.

         (c) "Effective Date" means the first date on which a Change of Control occurs during the Term. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (ii) otherwise arose in connection with or in anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         (d) "Good Reason" means any one of the following events:

                  (i) the Company shall have failed to furnish to Executive the total annual compensation and benefits in each case at least equal or otherwise comparable to the level received by Executive during the six month period immediately prior to the Change of Control; or

                  (ii) Executive shall have been required to perform his or her principal duties at any site or location more than fifty miles from the site or location at which Executive is based at the time of the Change of Control (except for occasional duties performed at another site consistent with practice during the six-month period preceding a Change of Control).

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         For purposes of this Agreement, any good faith determination of "Good
Reason" made by the Executive shall be conclusive (unless determined by a court to be manifestly unreasonable).

         (e) "Notice of Termination" means the written notice sent by the Company to the Executive indicating the reason for his or her termination and the Termination Date for other than death or disability.

         (f) "Severance Period" means the period beginning the day after the Termination Date and lasting for six months.

         (g) "Termination Date" means the actual date of Executive's termination, however, the actual date of Executive's termination may not be more than fifteen (15) days after the receipt of the Notice of Termination by the Executive or the receipt by the Company of a notice from the Executive pursuant to Section 4(a).

3.       OBLIGATIONS OF THE COMPANY.

         (a) If within a six month period commencing on the Effective Date, the Executive's employment with the Company is terminated by the Company other than for Cause, by the Company issuing a Notice of Termination, or the Executive terminates his or her employment under this Agreement for Good Reason pursuant to the procedures set forth in Section 4 of this Agreement, the Company agrees to:

                  (i) continue to pay to Executive for the Severance Period the base salary in effect immediately prior to the Termination Date (but in no event may the base salary to be paid during the Severance Period be less than the base salary paid to the Executive on the date of this Agreement), such payments to be made in installments in accordance with the normal payroll policies in effect immediately prior to the Termination Date;

                  (ii) pay to Executive all unused vacation entitlements earned through the Termination Date;

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                  (iii) continue to provide to the Executive, for the Severance
Period, all benefits which the Executive and/or his or her family (including, but without limitation, medical, prescription, dental, vision, disability, life, accidental death, long term disability and travel accident insurance plans) which are at least as favorable as the plans or policies of the Company in effect during the 90-day period immediately preceding the Effective Date. Notwithstanding anything to the contrary, if the Company is legally unable to provide any such benefits as a result of Executive no longer being an employee, then the Company shall reimburse Executive for his or her cost (not to exceed the actual cost to the Company if he or she were still an employee) of obtaining the equivalent coverage and benefits.

         (b) If during the Term, the Executive's employment is terminated by the Company for Cause, or is terminated by the Executive for other than Good Reason, this Agreement shall terminate without further obligation to the Executive, other than the obligation to pay to the Executive any amounts due through his or her date of termination and the amounts described in Section 3(a)(ii) above.

         (c) If during the Term, but before the Effective Date, the Executive's employment is terminated by the Company because of the Executive's death or disability, this Agreement shall terminate without further obligation to the Executive. However, should Executive's death or disability occur following the Termination Date and during the Severance Period, all remaining base salary payments shall be paid in a lump sum to the Executive's beneficiary (or if no beneficiary to the estate) but benefits shall continue to the end of the Severance Period.

         (d) Following the Termination Date, the Company shall execute the mutual release agreement in the form attached as Appendix B.

4.       OBLIGATIONS OF THE EXECUTIVE.

         (a) Any termination of the Executive's employment by the Executive for Good Reason pursuant to this Agreement shall be communicated by written notice to the Company in accordance with Section 8(d) of this Agreement and shall not be effective until 15 days after receipt by the Company; provided, however, that such notice shall not be effective if at any time during such 15 day period the Company cures the event or circumstance giving rise to such Good Reason event.


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         (b) The Executive, as a condition of receiving any payments and benefits contained in this Agreement, shall execute a release in favor of the Company and its affiliates. A copy of the mutual release agreement the Executive will be required to execute is set forth in Appendix B. Once the Executive executes the mutual release agreement and delivers it to the Company, then the Executive shall be entitled to receive any and all payments or benefits pursuant to this Agreement.

5.       MITIGATION.

         The Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment by another employer.

6.       NON-INTERFERENCE.

         For so long as Executive is receiving payments and benefits during the Severance Period, Executive agrees and covenants that he or she will not interfere directly or indirectly in any way with the Company. "Interfere" means to influence or attempt to influence, directly or indirectly, present or active prospective customers, employees, suppliers, performers, directors, representatives, agents or independent contractors of the Company, or any of its network affiliates to restrict, reduce, sever or otherwise alter their relationship with the Company or any of its network affiliates.

7.       SUCCESSORS.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.


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         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise, and the Company and such successor shall be jointly and severally liable hereunder.

8.       MISCELLANEOUS.

         (a) Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

         (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (c) This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         (d) All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    IF TO THE EXECUTIVE:


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                                    IF TO THE COMPANY:

                                    Telemundo Group, Inc.
                                    2290 West 8th Avenue
                                    Hialeah, Florida 33010

                   Attn: President and Chief Executive Officer

                                    and

                                    Telemundo Group, Inc.
                                    2290 West 8th Avenue
                                    Hialeah, Florida 33010
                                    Attn: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (e) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument originals.

         (f) This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida, without regard to its choice of law principles. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

         (g) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (h) Neither the Company's nor the Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (i) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

         (j) Nothing in this Agreement shall constitute a promise of employment and Executive remains an employee at will. Further, except as specifically set forth in this Agreement, nothing herein modifies the terms or conditions of Executive's employment relationship with the Company.


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         IN WITNESS WHEREOF, the Executive has hereunto set his or her hand and, pursuant to the authorization from its Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                             -------------------------
                             Executive

                             Telemundo Group, Inc.

                             By:
                                -----------------------
                             Name:________________________
                             Title:__________________________


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                                   APPENDIX A

                        DEFINITION OF A CHANGE OF CONTROL

A "Change of Control" means any one or more of the following events: (A) an event or series of events after the date of this Agreement as a result of which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) who did not own at least 500,000 shares of the Company's Series B Common Stock on September 1, 1997 becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the aggregate voting power of all of the capital stock of the Company normally entitled to vote in the election of directors or (B) a sale, transfer, conveyance or other disposition, directly or indirectly, in any single transaction or series of related transactions, no matter how accomplished, which results in more than 50%, in value, of (1) the capital stock (or other equity interest in) or operating assets of Telemundo Network, Inc., a wholly-owned subsidiary of the Company or (2) the aggregate capital stock (or other equity interest in) or operating assets of all of the Company's subsidiaries (other than Telemundo Network, Inc.), which currently comprise the Company's owned and operated station group (including any special purpose license subsidiaries), being owned (which term shall include "beneficial ownership" within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, by any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange
Act) who did not own at least 500,000 shares of the Company's Series B Common Stock on September 1, 1997 or (C) a transaction or series of related transactions leading to at least an 80% reduction in the number of outstanding shares of Stock held by "unaffiliated persons" (meaning any person other than Hernandez Partners, Apollo Partners, L.P. or Bastion Capital Fund, L.P. or any of their respective affiliates (as this term is defined in Rule 12b-2 under the Exchange Act) on the date of this Agreement.


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                                   APPENDIX B

                            MUTUAL RELEASE AGREEMENT

         For and in consideration of (a) the payment to (EXECUTIVE'S NAME) of the payments and benefits pursuant to the Change of Control Severance Agreement between Telemundo Group, Inc. ("Company") and (EXECUTIVE'S NAME) dated September 11, 1997, and (b) the execution of this mutual release agreement by both Company and Executive, with the execution of this agreement by Company and the delivery thereof to (EXECUTIVE'S NAME), occurring within thirty (30) days of (EXECUTIVE'S
NAME)`s tender of this agreement to Company, (EXECUTIVE'S NAME), on behalf of himself/herself, his/her heirs, successors and assigns, and Company, on behalf of itself, and as agent for all of its subsidiaries, their agents, employees, officers, directors, successors and assigns, hereby release and forever discharge each other from any and all claims, demands, actions, and causes of action, and all liability whatsoever, whether known or unknown, fixed or contingent, which they have or may have against each other as a result of Executive's employment by and subsequent termination as an employee of the Company. This includes but is not limited to claims at law or equity sounding in contract (express or implied) or tort arising under federal, state, or local laws prohibiting discrimination (including the Age Discrimination in Employment Act and Title VII of the Civil Rights Act of 1964) or claims growing out of any legal restrictions on the Company's right to terminate its employees.

The Company and the Executive understand that this Agreement does not release their current, future or ongoing obligations under the Change of Control Severance Agreement, specifically including but not limited to cash payments and benefits due the Executive in the case of the Company, and the obligation not to interfere in the case of the Executive.

This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, without reference to principle of conflict of laws.

WE CERTIFY THAT WE HAVE FULLY READ, HAVE RECEIVED AN EXPLANATION OF, HAVE NEGOTIATED AND COMPLETELY UNDERSTAND THE PROVISIONS OF THIS AGREEMENT, THAT WE HAVE HAD SUFFICIENT


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TIME AND THE OPPORTUNITY TO SEEK LEGAL ADVICE FROM AN ATTORNEY BEFORE ENTERING
INTO THIS AGREEMENT, AND THAT WE ARE SIGNING THIS AGREEMENT FREELY AND VOLUNTARILY, WITHOUT DURESS, COERCION OR UNDUE INFLUENCE.

         Dated this ______ day of ___________, 19__.

                                            -----------------------------
                                            Executive

                                            Telemundo Group, Inc.

                                            -----------------------------

                                            By:
                                            Its:

Executive's Termination Date:______________________